Exhibit 10.2

Amendment to Officer’s Employment Agreement – Dienstvertragsänderung für Vorstandsmitglied

AMENDMENT TO OFFICER`S EMPLOYMENT AGREEMENT	DIENSTVERTRAGSÄNDERUNG VORSTANDSMITGLIED

ADVA Optical Networking SE, Martinsried/Meiningen

– hereinafter the “Company” –	– im Folgenden die “Gesellschaft” –

represented by the Supervisory Board	vertreten durch den Aufsichtsrat

and	und

Mr./Herrn Dr. Christoph Glingener Sandweg 7 26349 Jade

– hereinafter: the “Officer” –	– im Folgenden: das “Vorstandsmitglied” –

1. Preamble	1. Präambel

The Officer has been a Chief Officer of the Company since January 1, 2007. The existing Officer’s Employment Agreement is limited in time and will end on December 31, 2023.	Das Vorstandsmitglied ist seit 1. Januar 2007 Mitglied des Vorstands der Gesellschaft. Der bestehende Dienstvertrag mit dem Vorstandsmitglied ist befristet und endet mit Ablauf des 31. Dezember 2023.

In its meeting on March 15, 2023, the Supervisory Board resolved to extend the appointment as Chief Officer of the Company until December 31, 2024 and to amend his remuneration.	In seiner Sitzung vom 15. März 2023 hat der Aufsichtsrat beschlossen, die Bestellung als Mitglied des Vorstands bis zum 31. Dezember 2024 zu verlängern und seine Vergütung anzupassen.

2. Extension of Term	2. Verlängerung der Laufzeit

2.1 In accordance with the above-mentioned resolution of the Supervisory Board, the Officer’s Employment Agreement shall be extended until December 31, 2024.	2.1 Dem oben erwähnten Beschluss des Aufsichtsrats entsprechend wird der Dienstvertrag mit dem Vorstandsmitglied hiermit bis zum 31. Dezember 2024 verlängert.

2.2 The Employment Agreement will end with the expiry of December 31, 2024, without any formal notice being necessary.	2.2 Der Dienstvertrag endet, ohne dass es einer Erklärung einer der Vertragsparteien bedarf, mit Ablauf des 31. Dezember 2024.

Amendment to Officer’s Employment Agreement – Dienstvertragsänderung für Vorstandsmitglied

3. Remuneration System	3. Vergütungssystem

Sections 3.1 and 3.2 of the Employment Agreement are amended and restated as follows:	Die Ziffern 3.1 und 3.2 des Dienstvertrags werden wie folgt geändert und neu formuliert:

3.1  With regard to the domination and profit and loss transfer agreement now being in place between the Company as the controlled entity and ADTRAN Holdings, Inc. as the controlling entity and it being envisaged that the Officer shall assume responsibilities also with ADTRAN Holdings, Inc., the Company’s remuneration system for the members of the management board is currently being adjusted. The new remuneration system will be presented to the Company’s general meeting on May 24, 2023. Subject to the approval of the remuneration system by the Company’s general meeting, the Officer shall get a remuneration as follows:

3.1  In Bezug auf den Beherrschungs- und Gewinnabführungsvertrag, der jetzt zwischen der Gesellschaft als beherrschtem Unternehmen und ADTRAN Holdings, Inc. als beherrschendem Unternehmen besteht und in dem vorgesehen ist, dass das Vorstandsmitglied auch Verantwortung bei der ADTRAN Holdings, Inc. übernimmt wird derzeit das Vergütungssystem der Gesellschaft für die Mitglieder des Vorstands angepasst. Das neue Vergütungssystem wird der Hauptversammlung der Gesellschaft am 24. Mai 2023 vorgestellt. Vorbehaltlich der Billigung des Vergütungssystems durch die Hauptversammlung der Gesellschaft erhält das Vorstandsmitglied eine Vergütung wie folgt:

a)  As remuneration for his activities, the Officer shall receive a fixed yearly base salary (“Base Salary”), commencing January 1, 2023, in the amount of EUR 327.000,00, and January 1, 2024, in the amount of EUR 337.000,00, each payable in twelve (12) equal monthly instalments at the end of each month.

a)  Als Vergütung für seine Tätigkeit erhält das Vorstandsmitglied ab dem 1. Januar 2023 ein festes jährliches Grundgehalt („Grundgehalt“) in Höhe von EUR 327.000,00 und ab dem 1. Januar 2024 in Höhe von EUR 337.000,00, jeweils zahlbar in zwölf (12) gleichen Monatsraten am Ende eines jeden Monats.

b)  Commencing January 1, 2023, the Officer may receive yearly annual and/or long-term fixed or variable bonuses, as well as certain equity awards as set out in the attached Exhibit 1 or as set out by separate resolutions of the Supervisory Board.

b)  Ab dem 1. Januar 2023 kann das Vorstandsmitglied jährliche und/oder langfristige feste oder variable Boni sowie bestimmte Aktienprämien erhalten, wie in der beigefügten Anlage 1 oder wie in separaten Beschlüssen des Aufsichtsrats dargelegt.

3.2  Should the Company’s general meeting not approve the new remuneration system, the Officer is entitled to the Base Salary set out in Section 3.1 a) and any other remuneration currently agreed in accordance with the Company’s remuneration system approved by the Company’s general meeting on May 19, 2021.

3.2  Sollte die Hauptversammlung der Gesellschaft das neue Vergütungssystem nicht genehmigen, hat das Vorstandsmitglied Anspruch auf das unter Ziffer 3.1 a) festgelegte Grundgehalt und jede andere derzeit vereinbarte Vergütung gemäß dem von der Hauptversammlung der Gesellschaft am 19. Mai 2021 genehmigten Vergütungssystem der Gesellschaft.

Amendment to Officer’s Employment Agreement – Dienstvertragsänderung für Vorstandsmitglied

4. Secondary Activities	4. Nebentätigkeiten

Section 4.1 of the Employment Agreement is amended and restated as follows:	Ziffer 4.1 des Dienstvertrags wird wie folgt geändert und neu formuliert:

In accordance with the above-mentioned resolution of the Supervisory Board, which includes the consent of the Chairwoman of the Supervisory Board, the Officer may engage in secondary activities as Sr. Vice-President and Chief Technical Officer of Company’s parent, Adtran Holdings, Inc.	In Übereinstimmung mit dem oben genannten Beschluss des Aufsichtsrats, der die Zustimmung der Vorsitzenden des Aufsichtsrats beinhaltet, kann das Vorstandsmitglied Nebentätigkeiten als Sr. Vice-President und Chief Technical Officer der Muttergesellschaft der Gesellschaft, Adtran Holdings, Inc. ausüben.

5. Miscellaneous	5. Sonstiges

5.1 All other provisions of the existing Employment Agreement, including all subsequent amendments, shall apply without change.	5.1 Im Übrigen findet der bestehende Dienstvertrag einschließlich aller nachfolgenden Änderungen und Ergänzungen unverändert Anwendung.

5.2 Modifications of this Agreement require written form. This shall also apply to the amendment of this clause requiring written form.	5.2 Änderungen dieses Vertrages bedürfen der Schriftform. Dies gilt auch für die Abänderungen dieser Schriftformklausel.

5.3 The German version will be authoritative for the interpretation of this Amendment.	5.3 Für die Auslegung dieses Vertrages ist die deutsche Fassung maßgeblich.

München, 28. März 2023

/s/ Prof. Dr. Johanna Hey	/s/ Dr. Christoph Glingener
Prof. Dr. Johanna Hey	Dr. Christoph Glingener
Chairwoman of the Supervisory Board

Amendment to Officer’s Employment Agreement – Dienstvertragsänderung für Vorstandsmitglied

Exhibit 1 / Anlage 1